Exhibit 99.1

Farmer Brothers Appoints Maurice Moragne as Chief Sales Officer

NORTHLAKE, Texas, June 10, 2020 -- Farmer Bros. Co. (NASDAQ:FARM) (the “Company”) today announced the appointment of Maurice Moragne as Chief Sales Officer, effective June 8, 2020.

Mr. Moragne brings over thirty years of experience in the consumer goods industry with deep knowledge of the food & beverage category and valuable expertise working in the Direct Store Delivery (DSD), Retail, and Omni Distribution Models. Farmer Brothers believes his knowledge of value added functional beverage ingredients, partnerships within the industry and a proven track record of innovation in the US foods and beverage market will reinforce and position Farmer Brothers as a leader in beverage innovation. He most recently served as Chief Executive Officer, Chief Sales Officer and Founder of International Agriculture Group LLC, an ingredient technology company, where he was responsible for managing investor financing, as well as assembling sales, marketing and technical teams. Prior to that, Mr. Moragne served as General Manager of the Chiquita Fruit Solutions business division of Chiquita Brands International, Inc., where he oversaw Sales, Marketing and Customer Service among other key operating functions. He previously held other management positions with Chiquita Brands International, Inc. as well as Naturipe Foods, LLC, L’Oreal USA, and British American Tobacco.

Deverl Maserang, President and Chief Executive Officer of Farmer Brothers, said, “I am very pleased to welcome Maurice to the Farmer Brothers team. He has tremendous experience across multiple types of sales strategies and channels as well as expertise with extracts and other value-added functional beverage ingredients that pair extremely well with our focus on innovation and continuing to deliver the products our customers need to drive their businesses. Leveraging his expertise from leadership roles at multi-national branded food and beverage companies, Maurice also brings strength to Farmer Brothers’ sales organization and important additional insights that we believe will help support our eCommerce platform and our optimized offering of allied products. We look forward to his contributions as we continue to not only navigate the COVID-19 operating environment but also execute our turnaround strategy.”

Maurice Moragne added, “I am excited to join Farmer Brothers at such an important time for the Company and work with Deverl and the rest of the management team to pursue the opportunities we see ahead. The rich history and capability that exists at Farmer Brothers are unique and provide avenues for differentiation and growth. I look forward to using my food and beverage industry expertise, innovation experience and retail relationships to help unlock sales growth opportunities and position Farmer Brothers as a leader in beverage innovation.”

About Farmer Bros. Co.
Founded in 1912, Farmer Bros. Co. is a national coffee roaster, wholesaler and distributor of coffee, tea and culinary products. The Company’s product lines include organic, Direct Trade and sustainably-produced coffee. With a robust line of coffee, hot and iced teas, cappuccino mixes, spices, and baking/biscuit mixes, the Company delivers extensive beverage planning services and culinary products to its U.S. based customers. The Company serves a wide variety of customers, from small independent restaurants and foodservice operators to large institutional buyers like restaurant and convenience store chains, hotels, casinos, healthcare facilities, and gourmet coffee houses, as well as grocery chains with private brand coffee and consumer branded coffee and tea products, and foodservice distributors.

Headquartered in Northlake, Texas, Farmer Bros. Co. generated net sales of $595.9 million in fiscal 2019. The Company’ s primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™, China Mist® and Boyds®.

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” When used in this communication, the words “will,” “expects,” “anticipates,” “estimates” and “believes,” and similar expressions and statements that are made in the future tense or refer to future events or developments, are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those in forward looking statements include, but are not limited to, the extent and duration of the disruption to our business and our customers related to the COVID-19 pandemic, levels of consumer confidence in national and local economic business conditions, the duration and magnitude of the pandemic’s impact on unemployment rates, the success of the Company’s strategy to recover from the effects of the pandemic, the Company’s use of proceeds from the borrowings under the credit facility, the timing and success of our turnaround strategy, five key initiatives and DSD restructuring plan, the impact of capital improvement projects, the adequacy and availability of capital resources to fund the Company’s existing and planned business operations and the Company’s capital expenditure requirements, the relative effectiveness of compensation-based employee incentives in causing improvements in Company performance, the capacity to meet the demands of our large national account customers, the extent of execution of plans for the growth of Company business and achievement of financial metrics related to those plans, the ability of the Company to retain and/or attract qualified employees, the success of the Company’s adaptation to technology and new commerce channels, the effect of the capital markets as well as other external factors on stockholder value, fluctuations in availability and cost of green coffee, competition, organizational changes, the effectiveness of our hedging strategies in reducing price risk, changes in consumer preferences, our ability to provide sustainability in ways that do not materially impair profitability, changes in the strength and stability of the economy, business conditions in the coffee industry and food industry in general, our continued success in attracting new customers, variances from budgeted sales mix and growth rates, weather and special or unusual events, as well as other risks described in this report and other factors described from time to time in our filings with the SEC.

These statements are based on management’s current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact; actual results may differ materially due in part to the risk factors set forth in our most recent annual, periodic and current reports filed with the SEC. Undue reliance should not be placed on the forward-looking statements in this communication, which are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements.

Contact:
Joele Frank, Wilkinson Brimmer Katcher
Leigh Parrish
212-355-4449